UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

LendingClub Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54752	51-0605731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco CA 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 632.5600

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The information set forth in Item 8.01 is hereby incorporated by reference.

On October 3, 2014, LendingClub Corporation (“Lending Club”) entered into a Third Supplemental Indenture with Delaware Trust Company (formerly CSC Trust Company of Delaware), a Delaware state chartered trust company, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture dated as of October 10, 2008 between us and the Trustee, under which Lending Club’s Member Payment Dependent Notes (“Notes”) are issued. The Third Supplemental Indenture amends the October 10, 2008 Indenture by adding definitions relating to the interest accrued on the member loan during the “two day hold” period described below and amending the form of Note to provide that the same amount of accrued interest will be deducted from the first month’s payment on the member loan prior to distribution to the holder of the Note, as described below.

Item 8.01 Other Information.

Beginning on October 6, 2014, WebBank, an FDIC-insured, Utah-chartered industrial bank that serves as the lender for all member loans facilitated by Lending Club will institute a “two day hold” process following a loan closing. Under the two day hold process, a borrower member’s loan will close at the same time and in the same manner as loan closings currently occur, and on the loan closing date we will transfer the principal amount of the corresponding Note commitment from investors’ sub-accounts under the investor “in trust for,” or ITF, account maintained by us at Wells Fargo to another ITF account maintained by us at Wells Fargo dedicated to holding funds committed to purchase loans that have been issued by WebBank. WebBank will then hold the loan for two business days, which may be up to five calendar days where the first or second business day precedes a holiday weekend, before selling and transferring the loan to us without recourse, at which time the corresponding Notes will be issued to the investors and registered on our books and records. From the first month’s payment on the loan, WebBank will receive all interest accrued for the number of calendar days that WebBank held the loan. Lending Club, as servicer, will deduct the amount due to WebBank before transferring the balance of the payment to the ITF and custodial accounts and allocating amounts received on specific Notes to the appropriate investor’s sub-account.

As an illustration of the effect of this reduction in the first month’s interest payment, assume for example that an investor purchases a $1,000 Note corresponding to a member loan bearing interest at 10.00%. This interest rate is hypothetical – member loans have fixed interest rates that currently range from 6.03% to 26.06%. The interest rates assigned to loan grades are subject to change by Lending Club prior to listing. The table below illustrates the impact of the two day hold process on the investor’s first month’s interest payment:

Number of calendar days loan is held by WebBank	Total first month’s interest payment on $1,000 Note	Amount of first month’s interest payment on $1,00 Note paid to WebBank	Amount of first month’s interest payment on $1,000 Note paid to investor	Amount of first month’s interest payment on $1,000 Note paid to LC (servicing fee)
2	$8.33	$0.55	$7.70	$0.08
3	$8.33	$0.83	$7.42	$0.08
4	$8.33	$1.11	$7.15	$0.07
5	$8.33	$1.39	$6.87	$0.07

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
October 3, 2014
	By:	/s/ CARRIE DOLAN
Carrie Dolan
Chief Financial Officer
(duly authorized officer)